EXHIBIT 23


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Numbers 33-15777, 33-33966, 33-61286, 33-90490,
and 333-7519.




Grand Rapids, Michigan                  /S/ ARTHUR ANDERSEN LLP
July 23, 1996                           Arthur Andersen LLP